SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

CBOT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32650	36-4468986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd.

Chicago, Illinois 60604

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (312) 435-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On September 14, 2006, CBOT Holdings, Inc. (the “Company”) and Computershare Investor Services LLC (“Computershare”) entered into an Amended and Restated Rights Agreement (the “Restated Agreement”) which amended and restated that certain Rights Agreement entered into by the parties as of June 24, 2005. Principally, the Restated Agreement modifies the purchase price for each one one-hundredth of a preferred share purchasable pursuant to the exercise of a Right from $155 to $600. A copy of the Restated Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Restated Agreement is qualified in its entirety by reference to Exhibit 4.1.

Item 3.03. Material Modification to the Rights of Security Holders.

As reported under Item 1.01 above, the Company and Computershare entered into the Restated Agreement which amended and restated that certain Rights Agreement entered into by the parties as of June 24, 2005. The terms of the principal modifications effectuated by the Restated Agreement are described under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Amended and Restated Rights Agreement dated as of June 24, 2005 and amended as of September 14, 2006, by and between CBOT Holdings, Inc. and Computershare Investor Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBOT HOLDINGS, INC.

Date: September 15, 2006	By:	/s/ Bernard W. Dan
	Name:	Bernard W. Dan
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

4.1	Amended and Restated Rights Agreement dated as of June 24, 2005 and amended as of September 14, 2006, by and between CBOT Holdings, Inc. and Computershare Investor Services LLC.